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                                                                                                                        Exhibit 4.43
                                                                                                                            WACHOVIA
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MASTER NOTE

Date February 3, 1995                                                                                                  $5,000,000.00
     ----------------                                                                                                  -------------

Value Received, the undersigned (hereinafter called the "Borrower"), hereby promises to pay on demand but not later than the maturity date or dates determined herein set forth to the order of WACHOVIA BANK OF NORTH CAROLINA, N.A. (hereinafter called the
"Lender"), at its office where borrowed, the principal of Five Million and no/100 ----------------------------------------- Dollars
                                                          -----------------------------------------------------------------
the aggregate unpaid principal sum of all advances which the Lender actually makes hereunder to the Borrower, whichever amount is less, together with interest arrears payable on each Interest Due Date (as hereinafter defined) at a rate computed on the basis of a
360-day year for the actual number of days in each interest period, determined as herein set forth.

Lender, at its sole discretion, is hereby authorized to make advances under this Note upon telephonic or written communication of a borrowing request from any person representing himself or herself to be the Borrower or, in the event Borrower is a partnership or corporation, a duly authorized officer or representative of Borrower.  At the time of each advance hereunder, the Borrower and the
Lender shall agree on the maturity date for the payment of the principal amount of such advance (in the absence of earlier demand), the interest rate for such advance and the dates interest on such advance shall be payable (the "Interest Due Dates").  Lender or other holder shall be and is hereby authorized by the Borrower to set forth on the reverse side of this Note, or on an attachment hereto: (1) the amount to date of each advance made hereunder; (2) the maturity date of each such advance (absent earlier demand);
(3) the interest rate for each such advance; (4) the Interest Due Dates for each such advance; and (5) each payment of principal received thereon and the date of such payment; provided, however, any such notation or the failure to make any such notation shall not limit or otherwise affect the obligation of the Borrower with respect to the repayment of all advances actually made hereunder.
In the event of a good faith dispute among the parties to this Note as to rate, the rate shall be the Prime Rate.

Under this Note or any advance of this Note shall become due, whether on demand or otherwise, the unpaid principal of this Note shall bear interest at a rate per annum equal to 150% of the Prime Rate, or if greater, 2% above the rate applicable prior to the due date, not to exceed the maximum rate permitted by applicable law.  As used herein, "Prime Rate" refers to that interest rate so denominated and set by the Lender from time to time as an interest rate basis for borrowings.  The Prime Rate is one of several interest rate bases used by the Lender.  The Lender lends at rates above and below the Prime Rate.  Changes in the Prime Rate shall be effective as of the day of each such change.

Advances made hereunder shall not be used to purchase or carry margin stock, such terms having the same meanings used in Regulation
U of the Federal Reserve Board.

Any payments of any advance hereunder shall be applied first to accrued interest and then to principal.

The Borrower may prepay any advance hereunder prior to the maturity date specified for such advance only with the consent or upon the demand of the Lender.

Any waiver by the Lender of any provision of this Note shall be effective unless in writing.  To the extent not prohibited by law the Borrower hereby grants to the Lender and to such Lender's Affiliates (as the case may be) a security interest in and security title to and does hereby assign, pledge, transfer and convey to Lender and such Lender's Affiliates (as the case may be) (i) all property of the Borrower of every kind or description now or hereafter in the possession or control of the Lender of any of Lender's
Affiliates, exclusive of any such property in the possession or control of the Lender or Lender's Affiliates as a fiduciary other than as agent, any reason including, without limitation, all cash, stock or other dividends and all proceeds thereof, and all rights to subscribe for securities incident thereto and any substitutions or replacements for, or other rights in connection with, any of such collateral and (ii) any balance or deposit accounts of the Borrower, whether such accounts be general or special, or individual or multiple party, and upon all drafts, notes, or other items deposited for collection or presented for payment by Borrower with the
Lender or the Lender's Affiliates (as the case may be), exclusive of any such property in the possession or control of the Lender or
Lender's Affiliates as a fiduciary other than as agent, and the Lender and the Lender's Affiliates (as the case may be) may at any time, without demand or notice, appropriate to apply any of such to the payment of any indebtedness, obligations and liabilities of the Borrower to the Lender or to any of Lender's Affiliates (as the case may be), now existing or hereafter incurred or arising, whether or not due, with the exception of indebtedness, obligations and liabilities owing to Lender or Lender's Affiliates that constitute open-end credit under, or are subject to, the disclosure requirements of the Truth-In-Lending Act and Federal Reserve
Board Regulation or any applicable state consumer protection laws.  As used herein, "Lender's Affiliates" means any entity or entities now or hereafter directly or indirectly controlled by Wachovia Corporation or any successor thereto.  All parties to this
Note, including makers, endorsers, sureties and guarantors, whether bound by this or by separate instrument or agreement, shall be jointly and severally liable for the indebtedness evidenced by this Note and hereby (1) waive presentment for payment, demand, protest, notice of nonpayment or dishonor and of protest and any and all other notices and demands whatsoever; (2) consent that at any time, or from time to time, payment of any sum payable under this Note may be extended without notice, whether for a definite or indefinite time; and (3) agree to remain liable until indebtedness evidenced hereby is paid in full irrespective of any extension, modification or renewal.  No conduct of the holder shall be deemed a waiver or release of such liability, unless the holder expressly releases such party in writing.  In the event the indebtedness evidenced hereby is collected by or through an attorney, the holder shall be entitled to recover reasonable attorneys' fees and all other costs and expenses of collection.  Time is of the essence.  Notwithstanding the statement of any specific maturity date for any specific advance and the requirement for the payment of interest from time to time, this Note is a demand instrument and due and payable at any time without cause or reason and is not subject to the terms of Sections 1-203 or 1-208 of the Uniform Commercial Code of North Carolina, as the same may be amended from time to time.

This Note shall evidence all advances and payments of principal made hereunder until it is surrendered to the Borrower by the
Lender, and it shall continue to be  ?   even though there may be periods prior to such surrender when no amount of principal interest is owing hereunder.

This Note, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, the Borrower has executed this Note under seal the day and year set forth above.


Witness:                                                              ------------------------------------------------------- (Seal)
                                                                                         (Individual Borrower)

-----------------------------------------                             ------------------------------------------------------- (Seal)
                                                                                         (Individual Borrower)

-----------------------------------------                             Borrower:

                                                                        Insteel Industries, Inc.
Attest:                                                               --------------------------------------------------------
                                                                                     (Name of Corporation or Partnership)

Gary D. Kniskern                                                      By Michael C. Gazmarian
-----------------------------------------                              -----------------------------------------------------

[Corporate Seal]

Title  Secretary                                                      Title  Chief Financial Officer and Treasurer
      -----------------------------------                                   --------------------------------------------------


                                                                                              Wachovia Bank of North Carolina, N.A.
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                                                      SCHEDULE FOR MASTER NOTE

Date of                             Maturity    Interest       Interest      Principal
Advance        Amount of Advance      Date        Rate         Due Date       Payment

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ACCOUNT NUMBER         NOTE       LENDING     FRB    SECUR    NOTE   REPAY    NOTE   TRANSACTION      PRIME RATE      CLASS    BRAN
                      NUMBER      OFFICER     CODE   CODE     TYPE   CODE     QUAL      DATE          CODE-FACTOR

--- --- --- --         ----         ----      ---    ----     ----   -----    ----   ----  --- --     -- --- ----      ----    ----

INTEREST PAID TO    INT.    INTEREST/DISCOUNT     FEES COLLECTED    COMMITMENT         COMMIT.    C     TAX     BILLING
    DATE            BASE       COLLECTED                           ACCOUNT NUMBER      NUMBER    BAL    CODE     CODE

---  ---  ---       ----     --- ----- ---  --    ---  ----  ---   --- --- ---         ------    ---    ----    ---- ---

                                                                                   Wachovia Bank of North Carolina, N.A.

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